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                                  Exhibit B(5)

                                 MasonStreet(TM)
                                VARIABLE ANNUITY

                                   APPLICATION

     Client Account Number                                                                     Contract Number

     ----------------------                                                                    -----------------------

1.   OTHER POLICIES

     Has a Northwestern Mutual Policy ever been issued on the annuitant's life?

     [ ] Yes, the last policy number is:            [X] No
                                         ----------

2.   ANNUITANT

         Name: First, MI, Last                                                         Sex     Birthdate: (MM/DD/YYYY)
         John J. Doe                                                                    M      03-15-1965
         -------------------------------------------------------------------------------------------------------------

         Residence Address (If mailing address is different, provide both addresses)   City, State, Zip
         1234 Main St.                                                                 Milwaukee, WI 53200
         -------------------------------------------------------------------------------------------------------------

         Country, if other than U.S.                              Taxpayer ID Number   E-mail Address
                                                                  ###-##-####          john.j.doe@mainst.com
         -------------------------------------------------------------------------------------------------------------

3.   MARKET

     Select one:

     [X] Non-Tax Qualified

     [ ] Net Income Makeup Charitable Remainder Unitrust (NIM-CRUT)

     [ ] Custodial IRA

4.   OWNER

     A minor owner limits future contract actions.

     Select one:

     [X] Annuitant

     [ ] See attachment     Go to section 5.

     [ ] Custodial IRA      Go to section 6.

     [ ] UGMA/UTMA - custodian is the owner for the benefit of minor.

     [ ] Corporation or Trust                                             Enter information below.

     [ ] Other

         Name: First, MI, Last / Corporation / Trust                                   Sex     Birthdate: (MM/DD/YYYY)

         -------------------------------------------------------------------------------------------------------------

         Residence Address (If mailing address is different, provide both addresses)   City, State, Zip

         -------------------------------------------------------------------------------------------------------------

         Relationship to Annuitant                                Taxpayer ID Number   E-mail Address

         -------------------------------------------------------------------------------------------------------------

         Date of Trust                                        Name of Trustees

         -------------------------------------------------------------------------------------------------------------

            Product of The Northwestern Mutual Life Insurance Company

90-2047(0300)                                           90-2047-50(0300)(Page 1)
                                                                  (Rev. 1003) FE

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
5.   BENEFICIARY

     Cannot be annuitant unless "Estate of Annuitant" named.

     [ ] See attachment - Go to section 6.

     Direct Beneficiary: [ ] Owner   [X] Other - Enter information below:

         Name                                                     Taxpayer ID Number         Relationship     %
         Jane K. Doe                                                                             Wife        100
         -------------------------------------------------------------------------------------------------------------

         Name                                                     Taxpayer ID Number         Relationship     %

         -------------------------------------------------------------------------------------------------------------

     Contingent Beneficiary:

         Name                                                     Taxpayer ID Number         Relationship     %

         -------------------------------------------------------------------------------------------------------------

         Name                                                     Taxpayer ID Number         Relationship     %

         -------------------------------------------------------------------------------------------------------------

     [ ] And all (other) children of the Annuitant.

6.   REPLACEMENT

     As a result of this purchase, will the values or benefits of any other life insurance policy or annuity contract, on any life, be affected in any way?
     [ ] Yes [X] No

     Note to Agent: Values or benefits are affected if any question on the Definition of Replacement Supplement could be answered "yes".

     Will this annuity:

     A. Replace Northwestern Mutual Life? [ ] Yes   [X] No

     B. Replace other companies?          [ ] Yes   [X] No

     C. Result in 1035 exchange?          [ ] Yes   [X] Nox

7.   OPTIONAL ENHANCED DEATH BENEFIT

     [X] I elect the enhanced death benefit rider.

     There is an additional charge. Available to age 65. If this rider is not elected, the standard death benefit will apply. See prospectus for more information.

90-2047 (0300)                                          90-2047-50(0300)(Page 2)
                                                                              FE

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8.   PAYMENT ALLOCATION AND OPTIONS

A.   PAYMENT ALLOCATION

     You must indicate payment allocations. Use whole percentages. Total must equal 100%.

     Funds
       %
       5     Select Bond

       5     Franklin Templeton International Equity

       5     Money Market

       5     Balanced

       5     Index 500 Stock

       5     Aggressive Growth Stock

       5     High Yield Bond

       5     Growth Stock

       5     Large Cap Core Stock

       5     Index 400 Stock

       5     Small Cap Growth Stock

       5     Russell Multi-Style Equity

       5     Russell Aggressive Equity

       5     Russell Non-US

       5     Russell Real Estate Securities

       5     Russell Core Bond

       5     Asset Allocation

       5     International Growth Stock

       5     T. Rowe Price Small Cap Value

       5     Cap Guardian Domestic Equity

       5     AllianceBernstein Mid Cap Value

       5     Janus Capital Appreciation

       5     T. Rowe Price Equity Income

       5     Fidelity VIP Mid Cap Portfolio

     Fixed Fund
        %

       20    Guaranteed Interest

     Fund availability subject to state approval.

B.   OPTIONS

     You may select one of the following options:

     [ ]  Automatic Dollar-Cost Averaging

                   Amount
     I authorize $                                 to be transferred from the
                  --------------------------------
     Money Market Fund:

     [ ] Monthly   [ ] Quarterly
     to the following funds:
       %           Fund Name

     -----   --------------------------------------------------------------

     -----   --------------------------------------------------------------

     -----   --------------------------------------------------------------

     -----   --------------------------------------------------------------

     -----   --------------------------------------------------------------

     -----   --------------------------------------------------------------

     [ ]  Portfolio Re-Balancing

               Minimum contract value $10,000. Re-balancing transfers are not made to or from the Guaranteed Interest Fund.

               If you elected Guaranteed Interest Fund as a Payment Allocation (section 8), you must submit a Transfer & Allocate Investment Funds form (90-1854).

               I authorize re-balancing transfers to be made according to the elected Payment Allocations:

               [ ] Monthly         [ ] Quarterly

               [ ] Semi-Annually   [ ] Annually

90-2047(0300)                                           90-2047-50(0300)(Page 3)
                                                                              FE

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9.   INITIAL PAYMENT

     METHOD OF PAYMENT

     Minimum initial purchase payment is $50,000.

     Select one:

                             Amount
          [X] Check attached $50,000

                                                        Estimated Amount
          [ ] Check coming from another institution $
                                                     -------------------

SIGNATURES

The Annuitant consents to this application.

Each person signing this application declares that the answers and statements made in this application are correctly recorded, complete and true to the best of his or her knowledge and belief.

IT IS UNDERSTOOD AND AGREED THAT:

If the Owner is a Trustee or successor Trustee under a tax qualified plan or the employer under a tax qualified non-trusteed plan, Northwestern Mutual Life will be fully discharged of liability for any action taken by the Owner in the exercise of any contract right and for all amounts paid to, or at the direction of, the Owner and will have no obligation as to the use of the amounts. In all dealings with the Owner, Northwestern Mutual Life will be fully protected against the claims of every other person.

The first purchase payment will be credited on the valuation date coincident with or next following the date both the application and the purchase payment are received at Northwestern Mutual Life.

If an IRA is applied for, the Applicant and/or Annuitant have received and reviewed the appropriate IRA disclosure statements.

No agent is authorized to make or alter contracts or to waive the rights or requirements of Northwestern Mutual Life.

I acknowledge receipt of the Prospectus and I understand that all payments and values provided by this contract, when based on the investment experience of a separate account, are variable and are not guaranteed as to amount.


X /s/ John J. Doe                            X
-------------------------------------------  -----------------------------------
Signature of Applicant                       Signature of Annuitant
(Indicate relationship below if applicable)  (if other than Applicant)

[ ] Trustee


                                             X /s/ Norm W. Weston
                                             -----------------------------------
                                             Signature of Licensed Agent

Date (MM/DD/YYYY)   Signed at: City            County    State
    08-31-03           Milwaukee             Milwaukee    WI

90-2047(0300)                                           90-2047-50(0300)(Page 4)
                                                                              FE